Exhibit B

Schedule of Transactions in Shares

Date of Transaction	Title of Class	Number of Shares Acquired	Number of Shares Disposed	Price Per Share
8/31/2018	Class A Common Stock	14,310		9.7854
9/4/2018	Class A Common Stock	19,335		9.7493
9/5/2018	Class A Common Stock	2,800		9.7979
9/6/2018	Class A Common Stock	2,300		9.7910
9/7/2018	Class A Common Stock	12,490		9.7581
9/14/2018	Class A Common Stock	6,500		9.8954
9/17/2018	Class A Common Stock	2,935		9.8500
9/18/2018	Class A Common Stock	2,000		9.9400
9/18/2018	Class A Common Stock	578		9.9287
9/19/2018	Class A Common Stock	5,000		9.8500
9/24/2018	Class A Common Stock	4,600		9.8491
9/25/2018	Class A Common Stock	700		9.8700
9/26/2018	Class A Common Stock	5,000		9.7997
9/26/2018	Class A Common Stock	5,000		9.7000
10/4/2018	Class A Common Stock	7,000		9.4497
10/17/2018	Class A Common Stock	31,439		8.8925
10/18/2018	Class A Common Stock	15,866		8.8976
10/19/2018	Class A Common Stock	20,129		8.9289
10/22/2018	Class A Common Stock	12,497		8.9279
10/23/2018	Class A Common Stock	18,406		8.8996
10/24/2018	Class A Common Stock	10,000		9.1000
10/25/2018	Class A Common Stock	14,394		9.0500
10/25/2018	Class A Common Stock	9,700		9.0400
10/26/2018	Class A Common Stock	20,000		9.0185
10/26/2018	Class A Common Stock	10,194		8.9849
10/29/2018	Class A Common Stock	11,699		9.2923
10/29/2018	Class A Common Stock	1,100		9.2745